News Release

HomeTrust Bank Hires Mark DeMarcus
to Lead Commercial Banking Group

ASHEVILLE, NC March 12, 2018 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank (“Bank”), has named W. Mark DeMarcus Executive Vice President and Commercial Banking Group Executive effective February 16, 2018.
“Mark brings extensive experience in developing and leading commercial banking teams in our primary footprint in both large national banks and community banks,” said Dana L. Stonestreet, Chairman, President and CEO. “He has a demonstrated history of building shareholder value, and leading teams that serve the credit, depository and treasury management needs of commercial businesses and commercial real estate developers. Mark’s proven experience and leadership is a great addition to the significant talent that has joined HomeTrust in recent years which is driving our momentum to become a high performing regional community bank.”
“HomeTrust Bank has a long history of serving the needs of individuals, businesses and communities. I am excited to join the HomeTrust team to lead our commercial banking segment,” said Mark DeMarcus.  “Our teams across the Carolinas, Virginia and East Tennessee have vast experience and capabilities. Building on this foundation to provide solutions to our commercial clients will be very rewarding.”
DeMarcus joins HomeTrust Bank with over 30 years of experience in building and managing teams across the Carolinas and Virginia. Most recently, he was Carolinas President at Atlantic Capital Bank. Prior to joining Atlantic Capital, he was Chief Operating Officer at Yadkin Bank where he was a key executive in the turnaround of the legacy Yadkin Bank. DeMarcus also had a successful 22-year career at the legacy Wachovia Bank with progressive responsibility in both strategy and execution. His roles included Regional President, Corporate Banking Manager, treasury sales and credit administration.
DeMarcus received his Bachelor of Science in Business Administration/Finance from University of North Carolina at Charlotte.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of December 31, 2017, the Company had assets of $3.3 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 42 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City/Bristol, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 2nd largest community bank headquartered in North Carolina.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
C. Hunter Westbrook – Executive Vice President and Chief Banking Officer
828-350-3062